NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES ANNOUNCES AMENDMENT AND EXTENSION OF ABL REVOLVER

•Extends maturity of $135 million Asset Based Loan Facility to 2027
•Aligns ongoing capital structure actions to support strategy
•Maintains liquidity and continues to position DXP to take advantage of growth opportunities

Houston, TX – July 25, 2022 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that on July 19, 2022, DXP Enterprises, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “ABL Credit Agreement”) by and among the Company, certain of the Company’s US subsidiaries, as borrowers, certain of the Company’s Canadian subsidiaries, as borrowers, with Bank of America, N.A., as agent.
The ABL Credit Agreement provides for asset-based revolving loans (the “ABL Loans”) in an aggregate principal amount of up to $135.0 million, with up to $125.0 million to be made available to the US Borrowers (the “US ABL Facility”) and up to $10.0 million to be made available to the Canadian Borrowers (the “Canadian ABL Facility” and together with the US ABL Facility, the “ABL Facility”). The ABL Credit Agreement amends and restates the Loan and Security Agreement dated as of August 29, 2017. Subject to the conditions set forth in the ABL Credit Agreement, the ABL Facility may be increased by up to an aggregate of $50.0 million, in minimum increments of $10.0 million. The ABL Facility matures on July 19, 2027.
David R. Little, Chairman and CEO commented, “We have been pleased with our continued support from our lenders. As we navigate changing market conditions, this amendment maintains liquidity and flexibility in our capital structure as we continue to execute our strategy and fund both working capital and acquisition growth. We plan on maintaining liquidity and flexibility while pursuing our growth opportunities and reinvesting in the business.”
Kent Yee, CFO, added, “We have an extremely supportive set of ABL lenders, and appreciate their willingness to partner with DXP in creating stakeholder value. Our capital allocation strategy at this point in the cycle includes a mix of funding growth and applying any excess cash flow to debt service, when appropriate. While today’s environment continues to evolve and remain dynamic, we are comfortable with the sustainability of our financial performance and our supporting capital structure while pursuing organic and inorganic growth plans.”

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include without limitation those about the Company’s expectations regarding the impact of low commodity prices of oil and gas; the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q, in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, economic risks related to the impact of COVID-19, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.